EXHIBIT 12.1
                              STATEMENT REGARDING
                             COMPUTATION OF RATIOS


Speedway Motorsports, Inc.
Actual and Pro Forma Ratios of Income to Fixed Charges


                                                                                                            For the six months
                                                                 For the year ended December 31,              ended June 30,
                                                             1991      1992      1993      1994      1995      1995      1996
                                                            ------    ------    ------    ------    ------    ------    ------
Actual Ratio of Income to Fixed Charges
Income from continuing operations before income taxes      9,069      11,099     15,378   18,525    33,290    16,088    22,677
Less: Equity in earnings of North Wilkesboro Speedway                                                 (233)               (185)
                                                           -----      ------     ------   ------    ------    ------    ------
Adjusted income from continuing operations before
    income taxes                                           9,069      11,099     15,378   18,525    33,057    16,088    22,492
Fixed charges:
     Interest expense                                      4,676       4,527      4,520    4,282       917       917       566
     Amortization of financing costs                          91         161         99      101        24        24        54
                                                           -----      ------     ------   ------    ------    ------    ------
Income as defined                                         13,836      15,787     19,997   22,908     33,998   17,029    23,112

Fixed charges:
     Interest expense                                      4,676       4,527      4,520    4,282       917       917       566
     Capitalized interest                                                                                                  546
     Amortization of financing costs                          91         161         99      101        24        24        54
                                                           -----      ------     ------   ------    ------    ------    ------
Fixed charges                                              4,767       4,688      4,619    4,383       941       941     1,166

Ratio of income to fixed charges                            2.90        3.37       4.33     5.23     36.13     18.10     19.82



                                                               Year ended                          Year ended
                                                              December 31,       Pro Forma      December 31, 1995
                                                                  1995         Adjustments(1)       Adjusted
                                                               ---------       -------------    --------------


Pro Forma Ratio of Income to Fixed Charges
Income from continuing operations before income taxes            33,290           (1,904)           31,386
Less: Equity in earnings of North Wilkesboro Speedway              (233)                              (233)
                                                               ---------       -------------    --------------
Adjusted income from continuing operations before
    income taxes                                                 33,057           (1,904)           31,153
Fixed charges:
     Interest expense                                               917            1,762             2,679
     Amortization of financing costs                                 24              142               166
                                                               ---------       -------------    --------------
     Income as defined                                           33,998                0            33,998

Fixed charges:
     Interest expense                                               917            1,762             2,679
     Amortization of financing costs                                 24              142               166
                                                               ---------       -------------    --------------
Fixed charges:                                                      941            1,904             2,845

Actual Ratio of income to fixed charges                           36.13
Pro Forma Ratio of income to fixed charges                                                           11.95


                                                               Six months                          Six months
                                                                 ended                               ended
                                                                June 30,         Pro Forma       June 30, 1996
                                                                  1996         Adjustments(1)       Adjusted
                                                               ---------       -------------    --------------

Pro Forma Ratio of Income to Fixed Charges
Income from continuing operations before income taxes           22,677              (55)           22,622
Less: Equity in earnings of North Wilkesboro Speedway             (185)                              (185)
                                                               ---------       -------------    --------------
Adjusted income from continuing operations before
    income taxes                                                 22,492              (55)           22,437
Fixed charges:
     Interest expense                                               566               38               604
     Amortization of financing costs                                 54               17                71
                                                               ---------       -------------    --------------
Income as defined                                                23,112                0            23,112

Fixed charges:
     Interest expense                                               566               38               604
     Capitalized interest                                           546                                546
     Amortization of financing costs                                 54               17                71
                                                               ---------       -------------    --------------
Fixed charges                                                     1,166               55             1,221

Actual Ratio of income to fixed charges                           19.82
Pro Forma Ratio of income to fixed charges                                                           18.92


(1) Pro forma ratio of income to fixed charges assumes that all bank debt outstanding during 1995 and the six months ended June 30, 1996 was refinanced with the proceeds of the Debentures and such portion of the Debentures allocated to the refinancing of bank debt remained outstanding for the pro forma periods presented. The effect of such refinancing is an increase in interest expense and amortization of financing costs of approximately $1.9 million for 1995 and $55,000 for the six month period ended June 30, 1996. These increases resulted primarily from the portion of the Debentures used to refinance the bank debt being considered outstanding for the entire pro forma periods presented, whereas the actual bank debt was repaid in March 1995. The pro forma ratio of income to fixed charges does not reflect any income earned from the proceeds of this Offering in excess of the refinanced bank debt amounts.

Speedway Motorsports, Inc.

Actual and Pro Forma Ratios of EBITDA to Interest Expense



Actual Ratio of EBITDA to Interest Expense

                                                                                                            For the six months
                                                                 For the year ended December 31,              ended June 30,
                                                             1991      1992      1993      1994      1995      1995      1996
                                                            ------    ------    ------    ------    ------    ------    ------

Income from continuing operations before income taxes      9,069      11,099     15,378   18,525    33,290    16,088    22,677
     Interest expense                                      4,676       4,527      4,520    4,282       917       917       566
     Depreciation and amortization                         3,759       4,289      4,375    4,500     4,893     2,330     3,796
                                                           -----      ------     ------   ------    ------    ------    ------
EBITDA                                                    17,504      19,915     24,273   27,307    39,100    19,335    27,039

Interest expense                                           4,676       4,527      4,520    4,282       917       917       566

Ratio of EBITDA to interest expense                         3.74        4.40       5.37     6.38     42.64     21.09     47.77





                                                               Year ended                          Year ended
                                                              December 31,       Pro Forma      December 31, 1995
                                                                  1995         Adjustments(1)       Adjusted
                                                               ---------       -------------    --------------


Pro Forma Ratio of EBITDA to interest expense
Income from continuing operations before income taxes            33,290           (1,904)           31,386
     Interest expense                                               917            1,762             2,679
     Depreciation and amortization                                4,893              142             5,035
                                                               ---------       -------------    --------------
EBITDA                                                           39,100                0            39,100

Interest expense                                                    917            1,762             2,679

Actual Ratio of EBITDA to interest expense                        42.64

Pro Forma Ratio of EBITDA to interest expense                                                        14.59



                                                               Six months                          Six months
                                                                 ended                               ended
                                                                June 30,         Pro Forma       June 30, 1996
                                                                  1996         Adjustments(1)       Adjusted
                                                               ---------       -------------    --------------


Pro Forma Ratio of EBITDA to interest expense
Income from continuing operations before income taxes            22,677              (55)           22,622
     Interest expense                                               566               38               604
     Depreciation and amortization                                3,796               17             3,813
                                                               ---------       -------------    --------------
EBITDA                                                           27,039                0            27,039

Interest expense                                                    566               38               604

Actual Ratio of EBITDA to interest expense                        47.77

Pro Forma Ratio of EBITDA to interest expense                                                        44.77



(1) Pro forma ratio of EBITDA to interest expense assumes that all bank debt outstanding during 1995 and the six months ended June 30, 1996 was refinanced with the proceeds of the Debentures and such portion of the Debentures allocated to the refinancing of bank debt remained outstanding for the pro forma periods presented. The effect of such refinancing is an increase in interest expense and amortization of financing costs of approximately $1.9 million for 1995 and $55,000 for the six month period ended June 30, 1996. These increases resulted primarily from the portion of the Debentures used to refinance the bank debt being considered outstanding for the entire pro forma periods presented, whereas the actual bank debt was repaid in March 1995. The pro forma ratio of EBITDA to interest expense does not reflect any income earned from the proceeds of this Offering in excess of the refinanced bank debt amounts.